Jason Industries Reports Third Quarter 2015 Results

Organic sales growth of 3 percent
Margin expansion driven by Acoustics and Components
Revises full year guidance on softening demand

MILWAUKEE, October 30, 2015 -- Jason Industries, Inc. (NASDAQ: JASN, JASNW) today reported third quarter 2015 net sales of $171.2 million, net loss of $3.2 million and diluted loss per share of $0.16. These results included pre-tax restructuring and integration costs of $2.4 million and pre-tax share based compensation expense of $1.5 million. For the third quarter of 2015 adjusted net loss was $0.5 million and adjusted loss per share was $0.02.

“Solid organic sales growth in the quarter was driven by volume strength in Seating and Components, helping us overcome volume softness in Acoustics. Finishing achieved organic growth in an uneven economic environment with demand slowing during the quarter.” commented David Westgate, Jason’s Chief Executive Officer. “While I am pleased with our gains in the market, we experienced operational inefficiencies in Seating while trying to efficiently manage production with the growth. We are focused on improving our operational execution and returning this business to its historical margins.”

Third Quarter 2015 Financial Results (versus the year ago period):

Net sales growth in Seating, Finishing, and Components offset volume softness in Acoustics, excluding the impact of foreign currency. Net sales of $171.2 million increased $10.0 million, or 6.2 percent. Net sales were negatively impacted by $6.2 million, or 3.8 percent, of foreign currency translation. Net sales includes $11.3 million, or 7.0 percent, of acquisition growth from the acquisition of DRONCO within Finishing. Excluding the impact of foreign currency and acquisitions, organic sales growth was 3.0 percent.

Adjusted EBITDA was $18.6 million, or 10.9 percent of net sales, compared with $13.1 million, or 8.1 percent of net sales. Adjusted EBITDA margin expansion of 280 bps was driven by significant operational improvements in Acoustics and lower input costs on metals products in Components. The Adjusted EBITDA increase of $5.5 million was negatively impacted by $0.5 million, or 3.8 percent, of foreign currency translation.

Net loss was $3.2 million compared with net loss of $9.8 million. Adjusted net loss was $0.5 million compared with adjusted net loss of $2.9 million.

For the nine months ended September 25, 2015, net cash provided by operating activities was $32.3 million. Capital expenditures were $23.9 million, an increase of $6.3 million, due to higher investment in Acoustics, supporting automotive underbody platform awards and long-term organic growth. Free cash flow was $5.7 million, and was positively impacted by improved working capital and lower incentive compensation payments as compared to 2014.

Net debt to Adjusted EBITDA on a pro forma trailing twelve-month basis was 4.8x as of the end of the third quarter. Total liquidity as of the end of the third quarter was $91.6 million, comprised of $44.4 million of cash and cash equivalents and $47.2 million of availability on revolving loan facilities globally.

Third Quarter 2015 Segment Results (versus the year ago period):

Seating
Seating net sales of $37.2 million increased $4.8 million, or 14.9 percent, negatively impacted by foreign currency translation of $0.3 million, or 0.8 percent. Sales benefited significantly as heavy weight motorcycle seating volumes shifted from the second to the third quarter. In addition, volumes grew from initial shipments of new business awards in heavy industry and power sports seating. Adjusted EBITDA was $2.9 million, or 7.8 percent of net sales, compared with $3.6 million, or 11.0 percent of net sales. Adjusted EBITDA was negatively impacted by operational inefficiencies associated with these large volume increases and changing product mix.

Finishing
Finishing net sales of $52.3 million increased $7.2 million, or 15.8 percent, including net sales of $11.3 million from the acquisition of DRONCO, and a negative foreign currency translation impact of $4.6 million, or 10.3 percent. Excluding the impact of foreign currency and acquisitions, organic sales growth was 1.2 percent with softening global industrial demand and delayed customer projects during the quarter. Adjusted EBITDA was $7.2 million, or 13.8 percent of net sales, compared with $5.7 million, or 12.6 percent of net sales, and was negatively impacted by foreign currency translation of approximately $0.4 million.

Acoustics
Acoustics net sales of $51.8 million decreased $2.3 million, or 4.2 percent, and were negatively impacted by foreign currency translation of $1.3 million, or 2.3 percent. Excluding the impact of foreign currency, organic sales were 1.9 percent lower driven by unplanned automotive assembly plant shutdowns during the quarter. Adjusted EBITDA was $7.0 million, or 13.6 percent of net sales, compared with $4.3 million, or 7.9 percent of net sales. In 2014 Adjusted EBITDA was negatively impacted by operational inefficiencies related to the accelerated closure of the Norwalk, Ohio manufacturing facility and the expansion of the Battle Creek facility. Adjusted EBITDA margin improved sequentially for the fourth consecutive quarter, resulting from continuing operational efficiencies and lower raw material pricing.

Components
Net sales in Components of $29.9 million increased $0.3 million, or 1.1 percent, with continuing strong volume growth in metal rail freight car products. Adjusted EBITDA was $5.2 million, or 17.4 percent of net sales, compared with $1.0 million, or 3.5 percent of net sales, with margin expansion driven by improved operating efficiency, favorable mix of higher margin metals components, and lower steel prices.

Fiscal 2015 Outlook:

“We remain focused on continued improvement in execution, cash flow generation and strengthening our balance sheet,” Westgate continued. “While we see areas of strength from gains we are making in the market, there were signs of slowing end-markets during the quarter. In Finishing, demand during the quarter trended lower from industrial and distribution customers, while in Acoustics, assembly plant shutdowns were driven by inventory adjustments by our automotive customers. We expect ongoing uneven demand in these businesses and we are closely monitoring these end markets. We continue to focus on countermeasures to help offset these challenges, however we believe it is prudent to lower our full year guidance given the current environment.”

For 2015, Jason now expects net sales in the range of $702 to $712 million and Adjusted EBITDA in the range of $81 to $84 million. On a constant currency basis, expected organic sales growth would be in the range of 0 to 1 percent. Prior guidance was net sales in the range of $708 to $723 million and Adjusted EBITDA in the range of $87 to $91 million.

Conference Call:

The Company will hold a conference call to discuss its third quarter results today at 10:00 a.m. Eastern time. A live webcast of the call may be accessed over the Internet from the Company’s Investor Relations website at investors.jasoninc.com. Participants should follow the instructions provided on the website to download and install the necessary audio applications. The conference call is also available by dialing 877-407-3982 (domestic) or 201-493-6780 (international). Participants should ask for the Jason Industries third quarter earnings conference call.

A replay of the live conference call will be available beginning approximately one hour after the call. The replay will be available on the Company’s website or by dialing 877-870-5176 (domestic) or 858-384-5517 (international) and entering the replay passcode 13614934. The telephonic replay will be available until 11:59 pm (Eastern Time), November 6, 2015. The online replay will be available on the website immediately following the call.

About Jason Industries
The Company is the parent company to a global family of manufacturing leaders within the seating, finishing, components and automotive acoustics markets, including Assembled Products (Buffalo Grove, Ill.), DRONCO (Wunsiedel, Germany), Janesville Acoustics (Southfield, Mich.), Metalex (Libertyville, Ill.), Milsco (Milwaukee, Wis.), Osborn (Richmond, Ind. and Burgwald, Germany) and Sealeze (Richmond, Va.). All Jason companies utilize the Jason Business System, a collaborative manufacturing strategy applicable to a diverse group of companies that includes business principles and processes to ensure best-in-class results and collective strength. Headquartered in Milwaukee, Wisconsin, Jason employs more than 4,400 individuals in 14 countries.

Forward Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include projected financial information. Such forward-looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the Company’s businesses are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements.

The forward-looking statements contained in this press release are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you review and consider this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual results and cause them to differ materially from those anticipated in the forward-looking statements.

More information on potential factors that could affect the Company’s financial condition and operating results is included in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and in the Company’s other filings with the Securities and Exchange Commission. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP and Other Company Information
Included in this press release are certain non-GAAP financial measures designed to complement the financial information presented in accordance with generally accepted accounting principles in the United States of America because management believes such measures are useful to investors. Because the Company’s calculations of these measures may differ from similar measures used by other companies, you should be careful when comparing the Company’s non-GAAP financial measures to those of other companies. In this earnings release, we disclose the following non-GAAP financial measures, and we reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures: EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Earnings Per Share, Net Debt to Adjusted EBITDA, and Free Cash Flow.

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin - The Company defines EBITDA as net income (loss) before interest expense, provision (benefit) for income taxes, depreciation and amortization and (gain)/loss on disposal of property, plant and equipment. The Company defines Adjusted EBITDA as EBITDA, excluding the impact of operational restructuring charges and non-cash or non-operational losses or gains, including long-lived asset impairment charges, integration and other operational restructuring charges, transactional legal fees, other professional fees and special employee bonuses, purchase accounting adjustments, sponsor fees and expenses, and non-cash share based compensation expense. The Company defines Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of net sales.

Management believes that Adjusted EBITDA provides a clear picture of the Company’s operating results by eliminating expenses and income that are not reflective of the underlying business performance. The Company uses this metric to facilitate a comparison of operating performance on a consistent basis from period to period and to analyze the factors and trends affecting its segments. The Company’s internal plans, budgets and forecasts use Adjusted EBITDA as a key metric and the Company uses this measure to evaluate its operating performance and segment operating performance and to determine the level of incentive compensation paid to its employees.

Adjusted Net Income and Adjusted Earnings Per Share - The Company defines Adjusted Net Income and Adjusted Earnings Per Share (calculated on a diluted basis) as net income and earnings per share (as defined by GAAP), excluding the impact of operational restructuring charges and non-cash or non-operational losses or gains, including long-lived asset impairment charges, integration and other operational restructuring charges, transactional legal fees, other professional fees and special employee bonuses, purchase accounting adjustments, sponsor fees and expenses, and non-cash share based compensation expense, net of their income tax impact. The tax rates used to calculate adjusted net income and adjusted earnings per share are based on a transaction specific basis. Adjusted earnings per share includes the impact of share based compensation to the extent it is dilutive in each period. Adjusted earnings per share includes the impact to Jason Industries common shares upon conversion of JPHI Holdings Inc. rollover shares and conversion of preferred stock. Management believes that Adjusted Net Income and Adjusted Earnings Per Share are useful in assessing the Company’s financial performance by eliminating expenses and income that are not reflective of the underlying business performance.

Net Debt to Adjusted EBITDA - The Company defines Net Debt to Adjusted EBITDA as current and long-term debt plus debt discounts less cash and cash equivalents, divided by pro forma Adjusted EBITDA for the trailing twelve months. Pro forma Adjusted EBITDA is calculated as Adjusted EBITDA as reported plus Adjusted EBITDA of acquisitions prior to the date of the acquisition during the trailing twelve months. Management believes that Net Debt to Adjusted EBITDA is useful in assessing the Company’s financial leverage.

Free Cash Flow - The Company defines Free Cash Flow as net cash flows from operating activities (as defined by GAAP) less capital expenditures and cash dividends on preferred stock. Management believes that Free Cash Flow is useful in assessing our ability to generate cash from business operations that is available for strategic capital decisions.

In addition to these non-GAAP financial measures, we also use the term “organic sales” to refer to GAAP net sales from existing operations excluding (i) sales from acquired businesses recorded prior to the first anniversary of the acquisition (“acquisition sales”), and (ii) the impact of foreign currency translation. The impact of foreign currency translation is calculated as the difference between (a) the period-to-period change in results (excluding acquisitions) and (b) the period-to-period change in results (excluding acquisitions) after applying current period average foreign exchange rates to the prior year period. We use the term “organic sales growth” to refer to the measure of comparing current period organic sales with the corresponding period of the prior year.
On June 30, 2014, the Company completed its acquisition of Jason Partners Holdings Inc. (the “Predecessor”) (the “Business Combination”), at which point Jason, the Successor, became a new entity for financial reporting purposes. Accordingly, the consolidated financial statements of the Successor on or after June 30, 2014 are not comparable to the consolidated financial statements of the Predecessor prior to that date. However, for the readers’ convenience the Company has combined net sales and Adjusted EBITDA in the period June 30, 2014 through December 31, 2014 with Jason’s predecessor net sales and Adjusted EBITDA in the period January 1, 2014 through June 29, 2014. Net sales and Adjusted EBITDA were not significantly affected by acquisition accounting.

Contact Information
Investor Relations
Chad Paris
investors@jasoninc.com
414.277.2007

Jason Industries, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts) (Unaudited)

	Successor			Predecessor
	Three Months Ended September 25, 2015	Nine Months Ended September 25, 2015	June 30, 2014 Through September 26, 2014	June 28, 2014 Through June 29, 2014	January 1, 2014 Through June 29, 2014

Net sales	$171,174	$534,588	$161,168	$—	$377,151
Cost of goods sold	135,733	418,576	137,763	690	294,175
Gross profit	35,441	116,012	23,405	(690)	82,976
Selling and administrative expenses	31,704	95,718	30,081	(201)	54,974
(Gain) loss on disposals of property, plant and equipment - net	(8)	14	—	—	338
Restructuring	923	3,637	103	—	2,554
Transaction-related expenses	—	886	1,404	23,009	27,783
Operating income	2,822	15,757	(8,183)	(23,498)	(2,673)
Interest expense	(7,996)	(23,420)	(7,809)	(82)	(7,301)
Equity income	136	678	170	—	831
Gain from sale of joint ventures	—	—	—	—	3,508
Other income - net	48	133	57	—	107
(Loss) income before income taxes	(4,990)	(6,852)	(15,765)	(23,580)	(5,528)
Tax provision (benefit)	(1,814)	(1,917)	(5,976)	(5,652)	(573)
Net (loss) income	$(3,176)	$(4,935)	$(9,789)	$(17,928)	$(4,955)
Less net loss attributable to noncontrolling interests	(537)	(834)	(1,654)	—	—
Net (loss) income attributable to Jason Industries	$(2,639)	$(4,101)	$(8,135)	$(17,928)	$(4,955)
Accretion of preferred stock dividends	900	2,700	910	—	—
Net (loss) income available to common shareholders of Jason Industries	$(3,539)	$(6,801)	$(9,045)	$(17,928)	$(4,955)

Net (loss) income per share available to common shareholders of Jason Industries:
Basic and diluted	$(0.16)	$(0.31)	$(0.41)	$(17,928)	$(4,955)
Weighted average number of common shares outstanding:
Basic and diluted	22,161	22,056	21,991	1	1

Jason Industries, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts) (Unaudited)

	Successor
	September 25, 2015	December 31, 2014
Assets
Current assets
Cash and cash equivalents	$44,438	$62,279
Accounts receivable - net	92,354	80,080
Inventories - net	83,876	80,546
Deferred income taxes	8,948	11,105
Other current assets	28,076	23,087
Total current assets	257,692	257,097
Property, plant and equipment - net	197,622	176,478
Goodwill	165,429	156,106
Other intangible assets - net	196,987	198,683
Other assets - net	20,486	21,040
Total assets	$838,216	$809,404

Liabilities and Equity
Current liabilities
Current portion of long-term debt	$6,460	$5,375
Accounts payable	58,246	57,704
Accrued compensation and employee benefits	22,365	14,035
Accrued interest	6,712	199
Other current liabilities	27,166	21,759
Total current liabilities	120,949	99,072
Long-term debt	438,451	415,306
Deferred income taxes	88,271	91,205
Other long-term liabilities	18,683	21,146
Total liabilities	666,354	626,729

Commitments and contingencies

Equity
Preferred stock, $0.0001 par value (5,000,000 shares authorized, 45,000 shares issued and outstanding at September 25, 2015 and December 31, 2014)	45,000	45,000
Jason Industries common stock, $0.0001 par value (120,000,000 shares authorized; issued and outstanding: 22,189,336 shares at September 25, 2015 and 21,990,666 shares at December 31, 2014)	2	2
Additional paid-in capital	143,345	140,312
Retained deficit	(25,640)	(21,539)
Accumulated other comprehensive loss	(19,470)	(12,065)
Shareholders' equity attributable to Jason Industries	143,237	151,710
Noncontrolling interests	28,625	30,965
Total equity	171,862	182,675
Total liabilities and equity	$838,216	$809,404

Jason Industries, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands) (Unaudited)

	Successor		Predecessor
	Nine Months Ended September 25, 2015	June 30, 2014 Through September 26, 2014	January 1, 2014 Through June 29, 2014

Cash flows from operating activities
Net (loss) income	$(4,935)	$(9,789)	$(4,955)
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation	22,585	6,460	10,125
Amortization of intangible assets	10,993	3,917	2,727
Amortization of deferred financing costs and debt discount	2,256	750	426
Equity income	(678)	(170)	(831)
Deferred income taxes	(6,255)	(4,432)	(5,156)
Loss on disposals of property, plant and equipment - net	14	—	338
Gain from sale of joint ventures	—	—	(3,508)
Non-cash stock compensation	6,463	2,063	7,661
Net increase (decrease) in cash due to changes in:
Accounts receivable	(10,600)	4,654	(20,632)
Inventories	2,275	1,384	(5,602)
Other current assets	(5,945)	(812)	(1,860)
Accounts payable	(44)	(5,036)	7,266
Accrued compensation and employee benefits	7,378	(496)	5,535
Accrued interest	6,514	6,761	(2,634)
Accrued income taxes	369	(3,661)	(706)
Accrued transaction costs	(177)	(9,821)	16,807
Other - net	2,091	1,354	(760)
Total adjustments	37,239	2,915	9,196
Net cash provided by (used in) operating activities	32,304	(6,874)	4,241
Cash flows from investing activities
Proceeds from disposals of property, plant and equipment and other assets	116	32	159
Proceeds from sale of joint ventures	—	—	11,500
Payments for property, plant and equipment	(23,864)	(6,598)	(10,998)
Acquisitions of business, net of cash acquired	(34,763)	(489,169)	—
Acquisitions of patents	(146)	(33)	(33)
Other investing activities	—	(444)	(490)
Net cash (used in) provided by investing activities	(58,657)	(496,212)	138

	Successor		Predecessor
	Nine Months Ended September 25, 2015	June 30, 2014 Through September 26, 2014	January 1, 2014 Through June 29, 2014

Cash flows from financing activities
Payment of capitalized debt issuance costs	—	(12,977)	(444)
Payments of deferred underwriters fees	—	(5,175)	—
Redemption of redeemable common stock	—	(26,101)	—
Proceeds on issuance of preferred stock	—	45,000	—
Payments of preferred stock issuance costs	—	(2,500)	—
Warrant tender offer	—	(6,609)	—
Payments of 2013 U.S. term loan	—	—	(1,175)
Proceeds from First Lien and Second Lien term loans	—	412,477	—
Payments of First Lien term loan	(1,550)	—	—
Proceeds from U.S. revolving loans	—	—	64,725
Payments of U.S. revolving loans	—	—	(53,725)
Proceeds from other long-term debt	18,538	2,255	1,383
Payments of other long-term debt	(4,078)	(1,913)	(3,868)
Payments of preferred stock dividends	(2,700)	—	—
Net cash provided by financing activities	10,210	404,457	6,896
Effect of exchange rate changes on cash and cash equivalents	(1,698)	(1,020)	(122)
Net (decrease) increase in cash and cash equivalents	(17,841)	(99,649)	11,153
Cash and cash equivalents, beginning of period	62,279	177,077	16,318
Cash and cash equivalents, end of period	$44,438	$77,428	$27,471

Jason Industries, Inc.
Quarterly Financial Information by Segment
(In thousands) (Unaudited)

	Predecessor		Combined*	Successor	Combined*	Successor
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	YTD
	2014	2014	2014	2014	2014	2015	2015	2015	2015
Seating
Net sales	$52,291	$52,587	$32,385	$34,648	$171,911	$50,960	$51,909	$37,198	$140,067
Adjusted EBITDA	8,111	9,557	3,568	4,769	26,005	7,960	9,311	2,904	20,175
Adjusted EBITDA % net sales	15.5%	18.2%	11.0%	13.8%	15.1%	15.6%	17.9%	7.8%	14.4%

Finishing
Net sales	$46,583	$50,109	$45,181	$45,714	$187,587	$42,850	$46,646	$52,339	$141,835
Adjusted EBITDA	6,003	7,529	5,697	7,045	26,274	6,311	6,727	7,223	20,261
Adjusted EBITDA % net sales	12.9%	15.0%	12.6%	15.4%	14.0%	14.7%	14.4%	13.8%	14.3%

Acoustics
Net sales	$53,007	$56,923	$54,033	$54,774	$218,737	$50,921	$56,052	$51,755	$158,728
Adjusted EBITDA	4,439	5,237	4,287	4,625	18,588	4,854	7,338	7,014	19,206
Adjusted EBITDA % net sales	8.4%	9.2%	7.9%	8.4%	8.5%	9.5%	13.1%	13.6%	12.1%

Components
Net sales	$34,655	$30,996	$29,569	$29,031	$124,251	$31,105	$32,971	$29,882	$93,958
Adjusted EBITDA	6,539	4,474	1,026	5,206	17,245	5,173	5,529	5,211	15,913
Adjusted EBITDA % net sales	18.9%	14.4%	3.5%	17.9%	13.9%	16.6%	16.8%	17.4%	16.9%

Corporate
Adjusted EBITDA	$(2,964)	$(3,037)	$(1,489)	$(2,774)	$(10,264)	$(3,295)	$(4,005)	$(3,762)	$(11,062)

Consolidated
Net sales	$186,536	$190,615	$161,168	$164,167	$702,486	$175,836	$187,578	$171,174	$534,588
Adjusted EBITDA	22,128	23,760	13,089	18,871	77,848	21,003	24,900	18,590	64,493
Adjusted EBITDA % net sales	11.9%	12.5%	8.1%	11.5%	11.1%	11.9%	13.3%	10.9%	12.1%

*Note: The application of acquisition accounting for the Business Combination significantly affected certain assets, liabilities, and expenses. As a result, financial information in the period June 30, 2014 through December 31, 2014 is not comparable to Jason’s predecessor financial information. Therefore, the Company did not combine certain financial information in the period June 30, 2014 through December 31, 2014 with Jason’s predecessor financial information in the period January 1, 2014 through June 29, 2014 for comparison to prior periods. We have combined our net sales and Adjusted EBITDA in (1) the period June 30, 2014 through September 26, 2014 with Jason’s predecessor net sales and Adjusted EBITDA in the period June 28, 2014 through June 29, 2014, which comprises Jason’s fiscal third quarter, and (2) in the period June 30, 2014 through December 31, 2014 with Jason’s predecessor net sales and Adjusted EBITDA in the period January 1, 2014 through June 29, 2014, which comprises Jason’s fiscal full year 2014. Net sales and Adjusted EBITDA were not affected by acquisition accounting.

Jason Industries, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(In thousands) (Unaudited)

Organic Sales Growth

	3Q 2015
	Seating	Finishing	Acoustics	Components	Jason Consolidated

Net sales
Organic sales growth	15.7%	1.2%	(1.9)%	1.1%	3.0%
Currency impact	(0.8)%	(10.3)%	(2.3)%	—%	(3.8)%
Acquisitions	—%	24.9%	—%	—%	7.0%
Growth as reported	14.9%	15.8%	(4.2)%	1.1%	6.2%
	YTD 2015
Net sales
Organic sales growth	2.7%	0.3%	(0.6)%	(1.3)%	0.4%
Currency impact	(0.7)%	(10.7)%	(2.6)%	—%	(3.8)%
Acquisitions	—%	10.4%	—%	—%	2.7%
Growth as reported	2.0%	—%	(3.2)%	(1.3)%	(0.7)%

Free Cash Flow

	1Q	2Q	3Q	YTD
	2015	2015	2015	2015
Operating Cash Flow	$3,212	$18,043	$11,049	$32,304
Less: Capital Expenditures	(7,235)	(8,083)	(8,546)	(23,864)
Less: Preferred Stock Dividends	(900)	(900)	(900)	(2,700)
Free Cash Flow After Dividends	$(4,923)	$9,060	$1,603	$5,740

Net Debt to Adjusted EBITDA

	September 25, 2015
Current and long-term debt	$444,911
Add: Debt discounts	6,262
Less: Cash and cash equivalents	(44,438)
Net Debt	$406,735

Adjusted EBITDA
4Q14	$18,871
1Q15	21,003
2Q15	24,900
3Q15	18,590
TTM Adjusted EBITDA	83,364
Acquisitions TTM Adjusted EBITDA*	1,784
Pro Forma TTM Adjusted EBITDA	$85,148

Net Debt to Adjusted EBITDA	4.8	x

*Acquisitions TTM Adjusted EBITDA includes Adjusted EBITDA prior to the date of the acquisition during the trailing twelve months.

Jason Industries, Inc.
Reconciliation of GAAP to Non-GAAP Measures
Adjusted EBITDA
(In thousands) (Unaudited)

	Predecessor			Successor		Combined	Successor
			June 28, 2014 Through June 29, 2014	June 30, 2014 Through September 26, 2014
	1Q	2Q	3Q	3Q	4Q	Full Year	1Q	2Q	3Q	YTD
	2014	2014	2014	2014	2014	2014	2015	2015	2015	2015
Net income (loss)	$7,735	$5,237	$(17,928)	$(9,789)	$(4,191)	$(18,936)	$(894)	$(865)	$(3,176)	$(4,935)
Tax provision (benefit)	4,492	588	(5,652)	(5,976)	(1,913)	(8,461)	(747)	644	(1,814)	(1,917)
Interest expense	3,495	3,724	82	7,809	8,363	23,473	7,506	7,918	7,996	23,420
Depreciation and amortization	6,324	6,528	—	10,377	9,998	33,227	10,411	11,476	11,691	33,578
Loss (gain) on disposals of fixed assets—net	123	215	—	—	57	395	26	(4)	(8)	14
EBITDA	22,169	16,292	(23,498)	2,421	12,314	29,698	16,302	19,169	14,689	50,160
Adjustments:
Restructuring(1)	647	1,907	—	103	1,028	3,685	1,704	1,010	923	3,637
Transaction-related expenses(2)	1,541	3,233	23,009	1,404	1,129	30,316	176	710	—	886
Integration and other restructuring costs(3)	993	2,047	—	7,587	2,334	12,961	758	1,122	1,467	3,347
Sponsor fees(4)	286	281	—	—	—	567	—	—	—	—
Gain from sale of joint ventures(5)	(3,508)	—	—	—	—	(3,508)	—	—	—	—
Share-based compensation(6)	—	—	—	2,063	2,066	4,129	2,063	2,889	1,511	6,463
Total adjustments	(41)	7,468	23,009	11,157	6,557	48,150	4,701	5,731	3,901	14,333
Adjusted EBITDA	$22,128	$23,760	$(489)	$13,578	$18,871	$77,848	$21,003	$24,900	$18,590	$64,493

(1)
Restructuring includes costs associated with exit or disposal activities as defined by US GAAP related to facility consolidation, including one-time employee termination benefits, costs to close facilities and relocate employees, and costs to terminate contracts other than capital leases.

(2)
Transaction-related expenses primarily consist of professional service fees related to the Business Combination and other related transactions, as well as the Company’s acquisition and divestiture activities.

(3)
Integration and other restructuring costs primarily includes equipment move costs and incremental facility preparation and related costs incurred in connection with the closure of the Norwalk, Ohio facility and the start-up of new acoustics segment facilities in Warrensburg, Missouri and Richmond, Indiana. Such costs are not included in restructuring for US GAAP purposes. During the second quarter of 2015, integration and other restructuring costs also include $1.4 million of severance and expenses related to the transition of the Company’s Chief Financial Officer (CFO), partially offset by a $0.8 million gain resulting from termination of an unfavorable lease recorded in acquisition accounting for the Business Combination.

(4)
Represents fees and expenses paid by Jason to Saw Mill Capital LLC and Falcon Investment Advisors, LLC under the Management Services Agreement dated September 21, 2010, which terminated upon consummation of the Business Combination.

(5)	Represents the gain on sale of the 50% equity interests in two joint ventures that was completed during the first quarter of 2014.

(6)
Represents non-cash share based compensation expense for awards under the Company’s 2014 Omnibus Incentive Plan. During the second quarter of 2015, share based compensation includes $0.9 million of expense due to accelerated vesting of RSU’s related to the transition of the Company’s CFO.

Jason Industries, Inc.
Reconciliation of GAAP to Non-GAAP Measures
Adjusted Net Income and Adjusted Earnings per Share
(In thousands, except per share amounts) (Unaudited)

	Predecessor			Successor	Successor	Successor
			June 28, 2014 Through June 29, 2014	June 30, 2014 Through September 26, 2014
	1Q	2Q	3Q	3Q	4Q	1Q	2Q	3Q	YTD
	2014	2014	2014	2014	2014	2015	2015	2015	2015
GAAP Net income (loss)	$7,735	$5,237	$(17,928)	$(9,789)	$(4,191)	$(894)	$(865)	$(3,176)	$(4,935)
Adjustments:
Restructuring	647	1,907	—	103	1,028	1,704	1,010	923	3,637
Transaction-related expenses	1,541	3,233	23,009	1,404	1,129	176	710	—	886
Integration and other restructuring costs	993	2,047	—	7,587	2,334	758	1,122	1,467	3,347
Sponsor fees	286	281	—	—	—	—	—	—	—
Gain from sale of joint ventures	(3,508)	—	—	—	—	—	—	—	—
Share based compensation	—	—	—	2,063	2,066	2,063	2,889	1,511	6,463
Tax effect on adjustments(1)	16	(2,838)	(5,515)	(4,240)	(2,492)	(1,786)	(1,505)	(1,204)	(4,495)
Adjusted net income (loss)	$7,710	$9,867	$(434)	$(2,872)	$(126)	$2,021	$3,361	$(479)	$4,903

Effective tax rate on adjustments(1)	38%	38%	24%	38%	38%	38%	26%	31%	31%

Diluted weighted average number of common shares outstanding (GAAP):				21,991	21,991	21,991	22,011	22,161	22,056
Plus: effect of dilutive share-based compensation (non-GAAP)(2)				—	—	—	—	—	—
Plus: effect of convertible preferred stock and rollover shares (non-GAAP)(2)				7,139	7,139	7,139	7,139	7,139	7,139
Diluted weighted average number of common shares outstanding (non-GAAP)(2)				29,130	29,130	29,130	29,150	29,300	29,195

Adjusted (loss) earnings per share				$(0.10)	$—	$0.07	$0.12	$(0.02)	$0.17

GAAP Net (loss) income per share available to common shareholders of Jason Industries				$(0.41)	$(0.20)	$(0.07)	$(0.07)	$(0.16)	$(0.31)
Adjustments net of income taxes:
Restructuring				—	0.03	0.05	0.04	0.03	0.12
Transaction-related expenses				0.04	0.03	—	0.03	—	0.03
Integration and other restructuring costs				0.21	0.07	0.02	0.03	0.04	0.10
Share based compensation				0.06	0.06	0.06	0.09	0.05	0.20
GAAP to non-GAAP impact per share(2)				—	0.01	0.01	—	0.02	0.03
Adjusted (loss) earnings per share				$(0.10)	$—	$0.07	$0.12	$(0.02)	$0.17

(1)
The tax impact of adjustments is calculated using an effective tax rate of 38 percent, except as otherwise indicated. The effective tax rate on adjustments is impacted by nondeductible foreign transaction and restructuring costs, restructuring charges in foreign jurisdictions at statutory tax rates, and discrete non-cash tax expense related to the vesting of restricted stock units for which no tax benefit will be realized.

(2)
Adjusted earnings per share includes the impact of share-based compensation to the extent it is dilutive in each period. Adjusted earnings per share includes the impact to Jason Industries common shares upon conversion of JPHI Holdings Inc. rollover shares and conversion of preferred stock.